Exhibit 99.1

ZS Pharma Announces Participation at Upcoming Investor Conferences

Redwood City, Calif. – May 28, 2015 – ZS Pharma, Inc. (Nasdaq: ZSPH), a biopharmaceutical company focused on the development and commercialization of highly selective, non-absorbed drugs to treat renal, cardiovascular, liver and metabolic disorders, today announced that management will present at the following investor conferences next month:

Jefferies 2015 Global Healthcare Conference

June 2, 2015 at 10:30 a.m. Eastern Time

New York, N.Y.

William Blair 35th Annual Growth Stock Conference

June 9, 2015 at 10:50 a.m. Central Time

Chicago, Ill.

The presentations will be webcast live and available for replay from ZS Pharma’s website at http://www.zspharma.com in the Investor Relations section. A replay of the webcasts will be available on the Company’s website for 30 days following the live event.

About ZS Pharma

ZS Pharma is a publicly traded (Nasdaq: ZSPH), biopharmaceutical company with offices in Redwood City, California and Coppell, Texas. ZS Pharma’s lead therapeutic candidate, ZS-9 (sodium zirconium cyclosilicate), is an investigational treatment for hyperkalemia that is being evaluated in late-stage clinical trials to demonstrate its ability to safely and effectively remove excess potassium from the blood and maintain normal potassium levels. ZS Pharma is also pursuing the discovery of additional drug candidates that utilize its novel selective ion-trap technology for the treatment of kidney and liver diseases. Additional information about ZS Pharma is available at www.zspharma.com.

ZS Pharma Contacts

Adam Tomasi (Investors)	Denise Powell (Media)
ZS Pharma	Red House Consulting
650.458.4100	510.703.9491
atomasi@zspharma.com	denise@redhousecomms.com

Source: ZS Pharma